SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):     October 27, 2006

SOTECH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-51915	20-2471664
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Bentall Centre, Suite 900
2 Bental Centre
555 Burrard Street
Vancouver, BCV7X 1M8
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

604-692-2825
(ISSUER TELEPHONE NUMBER)
3702 South Virginia Street, #G12-401
 Reno, Nevada89502
 (FORMER NAME AND ADDRESS)

=====================================================================
FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2006 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Lacroix International Holdings, Inc. purchased 2,000,000 shares of Sotech Inc, a Nevada Corporation (the “Company”)  issued and outstanding common stock from Qiaolin Xu and Wenjie Zhao, the sole officers, directors and shareholders of the Company. The total of 2,000,000 shares represents a majority of the shares of outstanding common stock of the Company.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of a Stock Purchase Agreement, Lacroix International Holdings, Inc purchased a total of 2,000,000 shares of the Company’s issued and outstanding common stock from Qiaolin Xu and Wenjie Zhao, the sole officers and directors of the Company. The 2,000,000 shares represents a majority of the Company’s outstanding common stock, which as of October 27, 2006 was 3,500,000 shares. As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	Qiaolin Xu resigned as the Company’s President, Chief Executive Officer,
and Chief Financial Officer effective October 27, 2006.
Wenjie Zhao resigned as the Company’s Chief Technology Officer, effective October 27, 2006.
As of October 27, 2006, Gabriela Aragon was appointed the Chief Executive Officer and Chief Financial Officer.
o	Further, Gabriela Aragon was appointed to the Board of Directors of the Company.
o	Qiaolin Xu then resigned as a member of the Board of Directors of the Company.
o	Wenjie Zhao then resigned as a member of the Board of Directors of the Company.

In connection with the change in control, the Company changed its executive offices toBentall Centre, Suite 900, 2 Bental Centre 555 Burrard Street, Vancouver, BC V7X 1M8.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Qiaolin Xu resigned as a member the Company’s Board of Directors effective as of October 27, 2006. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Qiaolin Xu resigned as the Company’s President, Chief Executive Officer, and Chief Financial Officer effective October 27, 2006.

Wenjie Zhao resigned as a member the Company’s Board of Directors effective as of October 27, 2006. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Wenjie Zhao resigned as the Company’s Chief Technology Officer effective October 27, 2006.

Gabriela Aragon was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors as of October 27, 2006.   Ms. Aragon was previously a customer service manager at Red Sea Management Ltd.  In this capacity she managed five people and also interacted directly with the firm’s clients.  Prior to this, she was a business development manager at Kerford Investments, where she trained employees of that firm with regards to stock markets and currency exchange.  Her educational background includes the study of law (though she has not yet obtained her J.D.) as well as a Certificate of Completion in Bookkeeping from Gwinnet Tech, U.S.A.  Ms. Aragon also has a Series 7 license.

The Company has not yet entered into an employment agreement with Ms. Aragon.

No transactions occurred in the last two years other than the aforementioned to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of October 27, 2006 between Qiaolin Xu, Wenjie Zhao and Lacroix International Holdings, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTECH, INC.

By:	/s/ Gabriela Aragon
Gabriela Aragon, CEO

Dated: October 31, 2006